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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                           JURISDICTION                     PERCENTAGE OF
                                                OF                          VOTING STOCK
                                           INCORPORATION                      OWNED BY
       NAME OF ENTITY                      OR FORMATION                    SHOLODGE, INC.
       --------------                      -------------                   --------------
MOBAT, Inc.                                 Tennessee                           100%
Shoney's Inn of Lebanon, Inc.               Tennessee                           100%
Nashville Air Associates, Inc.              Tennessee                           100%
Moore and Associates, Inc.                  Tennessee                           100%
Virginia Inns, Inc.                         Tennessee                           100%
Sumner Ventures, Inc.                       Tennessee                           100%
ShoLodge Franchise Systems, LLC             Tennessee                           100%
Sunshine Inns, Inc.                         Tennessee                           100%
SLI Enterprises, Inc.                       Tennessee                           100%
Midwest Inns, Inc.                          Tennessee                           100%
Southeast Texas Inns, Inc.                  Tennessee                           100%
The Hotel Group, Inc.                       Kansas                              100%(1)
Carolina Inns, Inc.                         Tennessee                           100%
Alabama Lodging Corporation                 Tennessee                           100%
ShoLodge Beverage Corporation               Texas                               100%(2)
Suite Tenant, Inc.                          Tennessee                           100%
InnLink, LLC                                Tennessee                           100%
Demonbreun Hotel Associates, Ltd.           Tennessee                            90%(3)
Shoney's Inns of New Orleans, Ltd.          Tennessee                            75%
Shoney's Inn of Gulfport, Ltd.              Tennessee                            75%
Shoney's Inn of Bossier City, Ltd.          Tennessee                            75%
Shoney's Inn of Atlanta, N.E.               Tennessee                            75%(4)
Atlanta Shoney's Inns Joint Venture         Tennessee                         73.33%(4)
Shoney's Inn of Stockbridge                 Tennessee                            55%(5)
Shoney's Inn North, L.P.                    Tennessee                           100%(6)
Guesthouse Franchise Systems, LLC           Tennessee                           100%
Guesthouse International Franchise
  Systems, Inc.                             Delaware                            100%(7)

---------------
(1)      Through Midwest Inns, Inc.

(2)      Through Southeast Texas Inns, Inc.

(3)      20% through Sumner Ventures, Inc.

(4)      Through MOBAT, Inc.

(5)      Through Atlanta Shoney's Inns Joint Venture

(6)      50% through Shoney's Inn of Lebanon, Inc.

(7)      Through Guesthouse Franchise Systems, LLC


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